Exhibit 10.2
SEMTECH CANADA CORPORATION

May 26, 2021

Mr. Gary M. Beauchamp
c/o Semtech Canada Corporation
4281 Harvester Road
Burlington, ON L7L 5M4

Dear Gary:

You and Semtech Canada Corporation (the “Company”) are parties to an agreement dated August 17, 2015, as previously amended by an agreement dated August 28, 2018 (the “Agreement”). The portion of the Agreement titled “Treatment of Equity Awards In a Change in Control” is hereby amended by replacing the date “September 1, 2021” therein with “September 1, 2024”. Except for that change, the Agreement continues in effect in accordance with its terms.

To confirm your acceptance of the terms included in this agreement, please sign and return a copy of this agreement to me.

IN WITNESS WHEREOF, you and the Company have caused this agreement to be duly executed and delivered on the day and year first written above.

Semtech Canada Corporation

By:	/s/ Emeka N. Chukwu

Name:	Emeka N. Chukwu

Its:	President and Chief Financial Officer

Acknowledged and Agreed:

By:	/s/ Gary M. Beauchamp
Gary M. Beauchamp